EXHIBIT 10.30

NOVATION AGREEMENT

This Novation Agreement (“Agreement”) is made on September 1, 2010.

BETWEEN

•                                          Google Ireland Limited (“Google”), a corporation formed under the laws of Ireland and having address of Gordon House, Barrow Street, Dublin 4, Ireland;

•                                          Qizhi Software (Beijing) Co., Ltd. (“Substituted Party”), a corporation formed under the laws of P.R. China and having address of Building C401, Huitong Office Plaza, No.71 JianGuo Road, Chaoyang District, Beijing, 100025 P.R. China; and

•                                          Beijing Qihu Keji Co., Ltd. (“Substituting Party”), a corporation formed under the laws of P.R. China and having address of Building D1, Huitong Office Plaza, No.71 JianGuo Road, Chaoyang District, Beijing, 100025 P.R. China.

WHEREAS,

1.                                       Substituting Party will replace Substituted Party as the party to (1) Google Linking Agreement dated December 1, 2008 and its amendments thereafter, and (2) Google Linking Agreement dated October 1, 2009 by and between Google and Substituted Party (“Original Agreement”); and

2.                                       Google, Substituted Party and Substituting Party have agreed to enter into this Agreement for the substitution of the Substituted Party for Substituting Party as a party to the Original Agreement on the terms and conditions herein contained.

NOW THEREFORE, Google, Substituting Party and Substituted Party agree as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               In this Agreement unless the context otherwise requires.

Effective Date means the date of September 1, 2010.

Liabilities means all liabilities (whether present, unascertained, actual, contingent or prospective), losses, damages, outgoings, costs and expenses of whatever description.

2.                                      NOVATION

In consideration of the restructuring of Substituted Party and Substituting Party and assets transfer from Substituted Party to Substituting Party and the consent of the Substituting Party to the assumption by the Substituting Party of all of Substituted Party’s obligations whatsoever under the Original Agreement:

(a)                                  subject to clauses 2(b) and (c) below, Substituting Party shall replace the Substituted Party as a party to the Original Agreement and undertakes to perform all the terms and conditions of the Original Agreement as from Effective Date of this Agreement, and shall be entitled to all rights and benefit thereof and shall bear all liabilities thereto as from Effective Date of this Agreement;

(b)                                 Substituted Party shall take joint Liabilities with Substituting Party of any nature which arise under the Original Agreement relating to acts or omissions of the Substituting Party which occur after Effective Date of this Agreement; and

(c)                                  Substituted Party shall not be released, relieved or discharged from Liability for, and the Substituting Party shall assume joint Liability with Substituted Party for, any fees accrued or amounts or obligations due under the Original Agreement before Effective Date or for any breach which Substituted Party may have committed prior to Effective Date.

3.                                      AFFIRMATION OF THE ORIGINAL AGREEMENT

3.1                               The Original Agreement shall be read and construed that subject to this Agreement and in all other respects the provisions of the Original Agreement are hereby ratified and confirmed and subject to the variation and novation contained herein the Original Agreement shall continue in full force and effect.

4.                                      REPRESENTATIONS AND WARRANTIES

4.1                               Each of the parties hereto represents and warrants to each other party that:

(a)                                  It is duly organized and validly existing under the laws of its place of incorporation;

(b)                                 It has the power to own its property and assets and carry on its business as stipulated in Original Agreement and this Agreement as it is now being conducted;

(c)                                  It has the power to enter into and perform this Agreement and the transactions contemplated thereby and has taken all necessary action to authorize the entry into and performance of this Agreement and the transactions contemplated thereby; and

(d)                                 This Agreement has been duly executed and delivered by it and constitutes (or will upon execution and delivery constitute) legal, valid and binding obligations of the parties hereto enforceable in accordance with their respective terms and this Agreement is in proper form for its enforcement in the relevant courts.

4.2                               Substituted Party represents and warrants that it and its affiliates other than Substituting Party will not enter into any agreement same as or substantially similar to the Original Agreement with any third party as of the Effective Date.

5.                                      METHODS OF PAYMENT

Any payment due to Substituting Party (if by wire transfer) shall be made pursuant to the wire transfer instruction as listed below:

Customer Wire Transfer Information:

Bank Name:	CHINA MERCHANTS BANK, BEIJINGBRANCH, JIANGUOLU SUB-BRANCH

Bank address:	ZHAOSHANGJU PLAZA R2, NO.116 JIANGUO ROAD, CHAOYANG DISTRICT, BEIJING, P.R. CHINA

Account No.:	[****]*

Account Name:	Beijing Qihu Keji Co., Ltd.
	SWIFT Code:	CMBC CNB

* This portion of Exhibit 10.30 has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

6.                                      NOTICES

All notices if sent to Substituting Party shall be sent to the following address:

Customer:	Beijing Qihu Keji Co., Ltd.
Attn:	Cheng Lu
Address:	Building D1, Huitong Office Plaza, No.71 JianGuo Road, Chaoyang District, Beijing, 100025 P.R. China

7.                                      GOVERNING LAW AND ARBITRATION

The governing law and arbitration of this Agreement shall adopt the same corresponding clauses under the Original Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement by persons duly authorized as of the Effective Date.  This Agreement may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

Google Ireland Ltd.		Beijing Qihu Keji Co., Ltd.		Qizhi Software (Beijing) Co., Ltd.

By:	/s/ Graham Law	By:	/s/ Xiangdong Qi	By:	/s/ Hongyi Zhou

Print Name:	Graham Law	Print Name:		Print Name:

Title:	Director	Title:	CEO	Title:	CEO

Date:	29 September, 2010	Date:	September 1, 2010	Date:	September 1, 2010